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                                                                   EXHIBIT 99.1



Richey Electronics
Incorporated

                                    NEWS RELEASE

For:      Richey Electronics, Inc.
          7441 Lincoln Way
          P.O. Box 3120
          Garden Grove, CA  92842-3120

Contact:  Richard N. Berger
          Chief Financial Officer
          714/898-8288

                                                       FOR IMMEDIATE RELEASE

                     RICHEY TO BE ACQUIRED BY ARROW ELECTRONICS

     Garden Grove, California - October 1, 1998 - Richey Electronics, Inc. (Nasdaq NNM:RCHY) today announced that it has signed a definitive agreement to be acquired by Arrow Electronics, Inc. (NYSE:ARW) in a merger transaction in which the shareholders of Richey will receive $10.50 in cash for each of the approximately 9.1 million shares of Richey common stock outstanding.

     The transaction is subject to customary closing conditions, including the approval of the shareholders of Richey and regulatory filings. Richey intends to promptly prepare proxy materials for a special meeting of shareholders to approve the transaction. The meeting will be called and proxy materials mailed upon clearance of the proxy materials by the Securities and Exchange Commission. The transaction is expected to close around year-end.

     Richey Electronics, Inc. is a leading specialty distributor of interconnect, electromechanical and passive electronic components and a provider of related value-added services.